Exhibit 99.1
Accenture Achieves Record Annual Revenues and EPS
— Revenues Increase 15% and EPS Up 27% in Fourth Quarter;
Annual Revenues Increase 14% and Annual EPS Up 28% —
— Company Declares Cash Dividend —
NEW YORK; Oct. 6, 2005 — Accenture (NYSE: ACN) today reported financial results for the fourth-quarter and full fiscal year ended Aug. 31, 2005, with record annual revenues, operating income and earnings per share. In addition, the company announced that its Board of Directors has declared an annual cash dividend.
William D. Green, Accenture’s CEO, said, “We’re truly pleased by our outstanding performance in the fourth quarter and full year. Our record revenues in fiscal 2005 included our highest annual revenue growth in consulting since we became a public company in 2001. We grew revenues well ahead of the industry average, hit our operating margin target of 13 percent, achieved double-digit EPS growth, and maintained our strong cash flow and balance sheet. We also accrued variable compensation for our employees.
“We are especially encouraged by our strong fourth-quarter performance. We achieved record growth in the Americas, driven by a significant increase in both consulting and outsourcing revenues in the United States, and had $5.2 billion in total new bookings, our highest in six quarters.
“We’re also pleased to be able to return cash to shareholders through a cash dividend in addition to ongoing share repurchases.”
Financial Highlights
Fourth Quarter 2005
•	Revenues before reimbursements (“net revenues”) were $3.92 billion, compared with $3.42 billion for the fourth quarter of fiscal 2004, an increase of 15 percent in U.S. dollars and 14 percent in local currency and ahead of the company’s expected range of $3.80 billion to $3.90 billion.
•	Diluted EPS were $0.38, compared with $0.30 for the fourth quarter of fiscal 2004, an increase of 27 percent and ahead of the company’s expected range of $0.34 to $0.37.
•	Operating income increased 37 percent to $509 million, or 13.0 percent of net revenues.
•	New bookings totaled $5.16 billion, representing the highest quarterly bookings in six quarters. Consulting accounted for $2.42 billion, or 47 percent, of quarterly new bookings, and outsourcing accounted for $2.74 billion, or 53 percent, of quarterly new bookings.
•	All five operating groups achieved double-digit revenue growth in U.S. dollars and strong growth in local currency. Growth was particularly strong in Products, with revenues increasing 23 percent in U.S. dollars and 22 percent in local currency.
•	The company also grew revenues in all three geographic regions in both U.S. dollars and local currency. Growth was particularly strong in the Americas, with revenues increasing 22 percent in U.S. dollars and 20 percent in local currency.
Fiscal Year 2005
•	Revenues before reimbursements (“net revenues”) were $15.55 billion, compared with $13.67 billion for fiscal year 2004, an increase of 14 percent in U.S. dollars and 10 percent in local currency and ahead of the company’s expected growth of 13 percent in U.S. dollars and 9 percent in local currency.
•	Diluted EPS were $1.56, compared with $1.22 for fiscal 2004, an increase of 28 percent and ahead of the company’s expected range of $1.52 to $1.55.
•	Operating income increased 20 percent to $2.11 billion, or 13.6 percent of net revenues, compared with $1.76 billion, or 12.9 percent of net revenues, for fiscal 2004. This is the first time that Accenture’s annual operating income exceeded $2.0 billion.
•	New bookings totaled $18.03 billion, within the company’s expected range of $18 billion to $20 billion for the full fiscal year. Consulting accounted for $9.73 billion, or 54 percent, of new bookings, and outsourcing bookings accounted for $8.30 billion, or 46 percent, of new bookings.
•	All five operating groups achieved revenue growth in both U.S. dollars and local currency. Financial Services and Products were particularly strong, with Financial Services revenues increasing 23 percent in U.S. dollars and 18 percent in local currency and Products revenues increasing 20 percent in U.S. dollars and 16 percent in local currency.
•	The company also grew revenues in all three geographic regions in both U.S. dollars and local currency. Growth was particularly strong in the company’s EMEA (Europe / Middle East / Africa) region, with revenues increasing 19 percent in U.S. dollars and 12 percent in local currency.

Financial Review
Fourth Quarter 2005
Gross margin (gross profit as a percentage of net revenues) was 33.0 percent, compared with 32.4 percent for the fourth quarter of fiscal 2004.
Selling, general and administrative costs were $778 million, or 19.8 percent of net revenues, compared with $732 million, or 21.4 percent of net revenues, for the fourth quarter in fiscal 2004.
Operating income was $509 million, or 13.0 percent of net revenues, compared with $371 million, or 10.8 percent of net revenues, for the fourth quarter in fiscal 2004. Excluding reorganization costs, operating income for the fourth quarter of fiscal 2005 was $515 million, or 13.1 percent of net revenues.
Accenture accrued $36 million of variable compensation expense in the fourth quarter of fiscal 2005.
The company’s effective tax rate for the fourth quarter was 33.1 percent.
Income before minority interest for the fourth quarter of fiscal 2005 was $363 million, compared with $300 million for the same period in fiscal 2004.
For the three months ended Aug. 31, 2005, operating cash flow was $567 million, and property and equipment additions were $131 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $436 million.
Fiscal Year 2005
Gross margin (gross profit as a percentage of net revenues) was 32.8 percent, compared with 33.8 percent for fiscal 2004.
Selling, general and administrative costs were $3.07 billion, or 19.7 percent of net revenues, compared with $2.83 billion, or 20.7 percent of net revenues, for fiscal 2004.
Accenture recorded net reorganization benefits of $89 million in fiscal 2005, which included a $115 million, or $0.12 per share, reduction in reorganization liabilities offset by a $26 million, or $0.03 per share, interest expense associated with carrying these liabilities.
Operating income in fiscal 2005 was $2.11 billion, or 13.6 percent of net revenues, compared with $1.76 billion, or 12.9 percent of net revenues, in fiscal 2004. Excluding the net reorganization and restructuring benefit of $89 million, operating income was $2.02 billion, or 13.0 percent of net revenues, for the full fiscal year. This compares with $1.79 billion, or 13.1 percent of net revenues, for fiscal 2004.

The company accrued variable compensation expense of $100 million in fiscal 2005, which was in line with its target.
Accenture’s annual effective tax rate for the full fiscal year was 31.6 percent, within the company’s expected range of 31 percent to 33 percent. Accenture’s annual effective tax rate for the full fiscal year 2004 was 32.0 percent.
Income before minority interest was $1.51 billion, compared with $1.22 billion in fiscal 2004.
For the full year ended Aug. 31, 2005, operating cash flow was $1.89 billion, and property and equipment additions were $318 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.57 billion, within the company’s target range. For the year ended Aug. 31, 2004, operating cash flow was $1.76 billion, property and equipment additions were $282 million and free cash flow was $1.47 billion.
Accenture’s total cash balance at Aug. 31, 2005 was $2.48 billion, compared with $2.55 billion at Aug. 31, 2004 and $2.77 billion at May 31, 2005. Cash combined with $701 million of fixed-income securities classified as investments on the company’s balance sheet was $3.18 billion at Aug. 31, 2005, compared with $3.15 billion at Aug. 31, 2004 and $3.48 billion at May 31, 2005. Total debt at Aug. 31, 2005 was $75 million.
Consulting and Outsourcing Net Revenues
Fourth Quarter 2005
•	Consulting net revenues were $2.38 billion, or 61 percent of net revenues, an increase of 11 percent in U.S. dollars and 10 percent in local currency over the fourth quarter of fiscal 2004.
•	Outsourcing accounted for $1.55 billion, or 39 percent of net revenues, an increase of 21 percent in U.S. dollars and 20 percent in local currency over the same period in fiscal 2004.
Fiscal Year 2005
•	Consulting net revenues were $9.56 billion, or 61 percent of net revenues, an increase of 11 percent in U.S. dollars and 7 percent in local currency over fiscal 2004.
•	Outsourcing accounted for $5.99 billion, or 39 percent of net revenues, an increase of 18 percent in U.S. dollars and 14 percent in local currency over fiscal 2004.

Dividend
Accenture Ltd today declared a cash dividend of $0.30 per share on Accenture Class A common shares for shareholders of record at the close of business on Monday, Oct. 17, 2005, and Accenture SCA will declare a cash dividend of $0.30 per share on Class I common shares for shareholders of record at the close of business on Wednesday, Oct. 12, 2005. Both dividends are to be payable on Nov. 15, 2005.
Share Repurchase Activity
During the fourth quarter of fiscal 2005, Accenture repurchased $542 million of its shares. This comprised $55 million for purchases of 2.2 million Accenture Ltd Class A common shares and $487 million for 21.4 million Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares repurchased or redeemed from partners, retired partners and their permitted transferees. During the full fiscal year 2005, Accenture repurchased or redeemed 65.8 million shares, for a total of $1.6 billion.
At Aug. 31, 2005, Accenture had $1.7 billion of share repurchase authority remaining, of which $581 million remained for use in connection with the company’s open-market share purchase program.
In September, Accenture’s Board of Directors approved the use of an additional $800 million in connection with Accenture SCA’s offer to purchase or redeem up to 37,209,302 of its Class I common shares at a price not greater than $21.50 per share. The offer is expected to expire at midnight EDT on Thursday, Oct. 13, 2005.
Business Outlook
First Quarter Fiscal 2006
For the first quarter of fiscal 2006, ending Nov. 30, 2005, Accenture expects net revenues to be in the range of $4.0 billion to $4.2 billion and GAAP diluted earnings per share to be in the range of $0.32 to $0.34. The GAAP diluted EPS range includes the impact of adopting SFAS No. 123R.
Fiscal Year 2006
For the full fiscal year 2006, Accenture expects net revenue growth to be in the range of 9 percent to 12 percent in local currency.
In fiscal year 2006, Accenture will begin expensing stock options and employee stock purchase programs in accordance with SFAS No. 123R. The company estimates that if it had expensed stock options in fiscal 2005, the annualized impact would have been $0.16 per share. Earnings per share for fiscal 2005 also included a benefit of $0.12 per share from a reduction in reorganization liabilities. Adjusting for these two items, fiscal 2005 earnings per share of $1.56 would have been $1.28. The company expects GAAP diluted earnings per share for fiscal 2006 to be in the range of $1.45 to $1.50, representing 13 percent to 17 percent growth over the comparable 2005 baseline of $1.28.
Also for the full fiscal year, the company expects operating cash flow to be $2.00 billion to $2.20 billion; property and equipment additions to be $450 million; and free cash flow to be in the range of $1.55 billion to $1.75 billion. The annual effective tax rate is expected to be in the range of 35 percent to 38 percent. Accenture is targeting new bookings in the range of $19 billion to $21 billion for the full fiscal year.
Conference Call and Webcast Details
Accenture will host a conference call at 4:30 p.m. EDT today to discuss its fourth-quarter and full-year 2005 financial results. To participate, please dial +1 (866) 233-3843 [+1 (612) 332-0335 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.
A replay of the conference call will be available online at www.accenture.com and via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 796108 from 9:45 p.m. EDT Thursday, Oct. 6 through 11:59 p.m. EDT Thursday, Oct. 20.
About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills, and technologies to help clients improve their performance. With more than 123,000 people in 48 countries, the company generated net revenues of US$15.55 billion for the fiscal year ended Aug. 31, 2005. Its home page is www.accenture.com.
Forward-Looking Statements
This news release contains forward-looking statements relating to our operations and results of operations, the accuracy of which is necessarily subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Accenture discloses free cash flow (defined as operating cash flow net of property and equipment additions) and operating income excluding reorganization benefits and costs and restructuring costs, and provides certain additional information regarding earnings per share for fiscal 2005. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
###
Contact:
Roxanne Taylor
Accenture
+1 (917) 452 5106
roxanne.taylor@accenture.com

ACCENTURE LTD
CONSOLIDATED INCOME STATEMENTS
For the Three Months Ended August 31, 2005 and 2004
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	2005		2004
		% of Net		% of Net
		Revenues		Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$3,924,579	100%	$3,423,107	100%
Reimbursements	384,475	10%	383,442	11%

Revenues	4,309,054	110%	3,806,549	111%
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	2,631,385	67%	2,314,022	68%
Reimbursable expenses	384,475	10%	383,442	11%

Cost of services	3,015,860	77%	2,697,464	79%
Sales and marketing	401,166	10%	387,841	11%
General and administrative costs	377,229	10%	344,429	10%
Reorganization costs	5,611	0%	5,915	0%

Total operating expenses	3,799,866	97%	3,435,649	100%

OPERATING INCOME	509,188	13%	370,900	11%
Gain (loss) on investments, net	2,163	0%	(770)	0%
Interest income	30,977	1%	17,893	1%
Interest expense	(4,984)	0%	(5,074)	0%
Other income (expense)	5,125	0%	(426)	0%
Equity in losses of affiliates	—	0%	(236)	0%

INCOME BEFORE INCOME TAXES	542,469	14%	382,287	11%
Provision for income taxes	179,738	5%	82,676	2%

INCOME BEFORE MINORITY INTEREST	362,731	9%	299,611	9%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(127,439)	(3)%	(115,088)	(3)%
Minority interest — other (1)	(6,157)	0%	(1,533)	0%

NET INCOME	$229,135	6%	$182,990	5%

CALCULATION OF EARNINGS PER SHARE:
Net income	$229,135		$182,990
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	127,439		115,088

Net income for diluted earnings per share calculation	$356,574		$298,078

EARNINGS PER SHARE:
— Basic	$0.39		$0.31

— Diluted	$0.38		$0.30

WEIGHTED AVERAGE SHARES:
— Basic	584,088,816		589,080,622
— Diluted	930,688,067		986,250,253

(1)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

ACCENTURE LTD
CONSOLIDATED INCOME STATEMENTS
For the Years Ended August 31, 2005 and 2004
(In thousands of U.S. dollars, except share and per share data)

	2005 (Unaudited)		2004
		% of Net		% of Net
		Revenues		Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$15,547,029	100%	$13,673,563	100%
Reimbursements	1,547,391	10%	1,440,019	11%

Revenues	17,094,420	110%	15,113,582	111%
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	10,454,830	67%	9,057,246	66%
Reimbursable expenses	1,547,391	10%	1,440,019	11%

Cost of services	12,002,221	77%	10,497,265	77%
Sales and marketing	1,558,266	10%	1,488,333	11%
General and administrative costs	1,511,952	10%	1,340,467	10%
Reorganization and restructuring (benefits) costs	(89,257)	(1)%	28,891	0%

Total operating expenses	14,983,182	96%	13,354,956	98%

OPERATING INCOME	2,111,238	14%	1,758,626	13%
Gain on investments, net	21,468	0%	3,397	0%
Interest income	108,236	1%	59,939	0%
Interest expense	(23,973)	0%	(22,044)	0%
Other (expense) income	(10,967)	0%	160	0%
Equity in losses of affiliates	—	0%	(1,508)	0%

INCOME BEFORE INCOME TAXES	2,206,002	14%	1,798,570	13%
Provision for income taxes	697,097	4%	575,543	4%

INCOME BEFORE MINORITY INTEREST	1,508,905	10%	1,223,027	9%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(556,485)	(4)%	(529,672)	(4)%
Minority interest — other (1)	(11,946)	0%	(2,527)	0%

NET INCOME	$940,474	6%	$690,828	5%

CALCULATION OF EARNINGS PER SHARE:
Net income	$940,474		$690,828
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	556,485		529,672

Net income for diluted earnings per share calculation	$1,496,959		$1,220,500

EARNINGS PER SHARE:
— Basic	$1.60		$1.25

— Diluted	$1.56		$1.22

WEIGHTED AVERAGE SHARES:
— Basic	588,505,335		553,298,104
— Diluted	960,514,976		1,002,813,443

(1)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

ACCENTURE LTD
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
			Percent	Percent	Percent of
	August 31,	August 31,	Increase	Increase	Total 2005
	2005	2004	US $	Local Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$1,009,356	$913,244	11%	9%	26%
Financial Services	832,715	724,810	15%	14%	21%
Government	549,296	500,894	10%	9%	14%
Products	923,704	750,817	23%	22%	24%
Resources	607,397	531,054	14%	12%	15%
Other	2,111	2,288	n/m	n/m	—

TOTAL Net Revenues	3,924,579	3,423,107	15%	14%	100%

Reimbursements	384,475	383,442	0%

TOTAL REVENUES	$4,309,054	$3,806,549	13%

GEOGRAPHY
Americas	$1,835,458	$1,503,012	22%	20%	47%
EMEA	1,805,226	1,661,709	9%	9%	46%
Asia Pacific	283,895	258,386	10%	6%	7%

TOTAL Net Revenues	3,924,579	3,423,107	15%	14%	100%

Reimbursements	384,475	383,442	0%

TOTAL REVENUES	$4,309,054	$3,806,549	13%

	Year Ended
			Percent	Percent	Percent of
	August 31,	August 31,	Increase	Increase	Total 2005
	2005	2004	US $	Local Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$4,001,347	$3,741,451	7%	4%	26%
Financial Services	3,408,166	2,770,990	23%	18%	22%
Government	2,171,458	1,994,655	9%	6%	14%
Products	3,569,975	2,978,892	20%	16%	23%
Resources	2,388,845	2,178,569	10%	5%	15%
Other	7,238	9,006	n/m	n/m	—

TOTAL Net Revenues	15,547,029	13,673,563	14%	10%	100%

Reimbursements	1,547,391	1,440,019	7%

TOTAL REVENUES	$17,094,420	$15,113,582	13%

GEOGRAPHY
Americas	$6,642,082	$6,133,081	8%	7%	43%
EMEA	7,805,714	6,572,011	19%	12%	50%
Asia Pacific	1,099,233	968,471	14%	9%	7%

TOTAL Net Revenues	15,547,029	13,673,563	14%	10%	100%

Reimbursements	1,547,391	1,440,019	7%

TOTAL REVENUES	$17,094,420	$15,113,582	13%

n/m = not meaningful

ACCENTURE LTD
OPERATING INCOME BY OPERATING GROUP (OG)
For the Three Months Ended August 31, 2005 and 2004
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported
	2005		2004
		Percent of		Percent of
	Operating	OG Net	Operating	OG Net	Increase (Decrease)
Operating Groups	Income	Revenues	Income	Revenues	US$	Percent
Communications & High Tech	$162,838	16%	$123,937	14%	$38,901	31%
Financial Services	113,949	14%	81,995	11%	31,954	39%
Government	39,945	7%	63,511	13%	(23,566)	(37)%
Products	111,948	12%	42,684	6%	69,264	162%
Resources	80,508	13%	58,773	11%	21,735	37%

Total Operating Income	$509,188	13%	$370,900	11%	$138,288	37%

	Non-GAAP Operating Income
	(Operating Income Excluding Reorganization) (1)
	2005		2004
	Non-GAAP	Percent of	Non-GAAP	Percent of
	Operating	OG Net	Operating	OG Net	Increase (Decrease)
Operating Groups	Income	Revenues	Income	Revenues	US$	Percent
Communications & High Tech	$164,212	16%	$125,392	14%	$38,820	31%
Financial Services	115,144	14%	83,310	11%	31,834	38%
Government	40,780	7%	64,394	13%	(23,614)	(37)%
Products	113,313	12%	44,006	6%	69,307	157%
Resources	81,350	13%	59,713	11%	21,637	36%

Total Non-GAAP Operating Income	$514,799	13%	$376,815	11%	$137,984	37%

(1)	For the three months ended August 31, 2005, Accenture recorded reorganization costs of $5,611 related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, allocated to the operating groups in the following amounts: Communications & High Tech $1,374; Financial Services $1,195; Government $835; Products $1,365; and Resources $842. For the three months ended August 31, 2004, Accenture recorded reorganization costs of $5,915 related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, allocated to the operating groups in the following amounts: Communications & High Tech $1,455; Financial Services $1,315; Government $883; Products $1,322; and Resources $940. These amounts are excluded from the table.

ACCENTURE LTD
OPERATING INCOME BY OPERATING GROUP (OG)
For the Years Ended August 31, 2005 and August 31, 2004
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported
	2005		2004
		Percent of		Percent of
	Operating	OG Net	Operating	OG Net	Increase (Decrease)
Operating Groups	Income	Revenues	Income	Revenues	US$	Percent
Communications & High Tech	$673,183	17%	$403,698	11%	$269,485	67%
Financial Services	499,647	15%	353,904	13%	145,743	41%
Government	168,736	8%	311,050	16%	(142,314)	(46)%
Products	413,188	12%	414,501	14%	(1,313)	0%
Resources	356,484	15%	275,473	13%	81,011	29%

Total Operating Income	$2,111,238	14%	$1,758,626	13%	$352,612	20%

	Non-GAAP Operating Income
	(Operating Income Excluding Reorganization and
	Restructuring) (1)
	2005		2004
	Non-GAAP	Percent of	Non-GAAP	Percent of
	Operating	OG Net	Operating	OG Net	Increase (Decrease)
Operating Groups	Income	Revenues	Income	Revenues	US$	Percent
Communications & High Tech	$651,909	16%	$410,928	11%	$240,981	59%
Financial Services	479,004	14%	360,307	13%	118,697	33%
Government	155,401	7%	315,297	16%	(159,896)	(51)%
Products	392,169	11%	420,857	14%	(28,688)	(7)%
Resources	343,498	14%	280,128	13%	63,370	23%

Total Non-GAAP Operating Income	$2,021,981	13%	$1,787,517	13%	$234,464	13%

(1)	For the year ended August 31, 2005, Accenture recorded net reorganization benefits of $89,257 primarily resulting from final determinations of certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, allocated to the operating groups in the following amounts: Communications & High Tech $21,274; Financial Services $20,643; Government $13,335; Products $21,019; and Resources $12,986. For the year ended August 31, 2004, Accenture recorded restructuring costs of $107,256 related to the Company’s global consolidation of office space and net reorganization benefits of $78,365 primarily resulting from final determinations of certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001. The net cost of $28,891 was allocated to the operating groups in the following amounts: Communications & High Tech $7,230; Financial Services $6,403; Government $4,247; Products $6,356; and Resources $4,655. These amounts are excluded from the table.

ACCENTURE LTD
RECONCILIATION OF DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP) TO
DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
For the Year Ended August 31, 2005
(In thousands of U.S. Dollars, except per share data)
(Unaudited)

	Dollar	Per Share
	Amount	Amount (1)
Net income, as reported	$940,474
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	556,485

Net income for diluted earnings per share calculation, as reported	1,496,959	$1.56

Pro forma stock option and employee share purchase plan compensation expense(3)	(152,376)	(0.16)

Reduction in reorganization liabilities	(115,444)	(0.12)

Net income for diluted earnings per share calculation, adjusted	$1,229,139	$1.28

(1)	The per share amount is calculated as the dollar amount divided by the number of weighted average diluted shares of 960,514,976 at August 31, 2005.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

(3)	Calculated as $217,565 of pre-tax stock option and employee share purchase plan compensation expense with an average effective tax rate of 30%.

ACCENTURE LTD
CONSOLIDATED BALANCE SHEETS
August 31, 2005 and August 31, 2004
(In thousands of U.S. dollars)

	2005	2004
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,483,990	$2,552,958
Short-term investments	463,460	285,288
Receivables from clients, net	1,752,937	1,662,211
Unbilled services	1,353,676	1,049,870
Other current assets	631,204	588,867

Total current assets	6,685,267	6,139,194

NON-CURRENT ASSETS:
Investments	262,873	340,121
Property and equipment, net	693,710	643,946
Other non-current assets	1,315,502	890,223

Total non-current assets	2,272,085	1,874,290

TOTAL ASSETS	$8,957,352	$8,013,484

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term debt	$31,072	$36,715
Accounts payable	807,317	523,931
Deferred revenues	1,284,303	980,461
Accrued payroll and related benefits	1,430,998	1,463,126
Other accrued liabilities	1,308,699	1,389,556

Total current liabilities	4,862,389	4,393,789

NON-CURRENT LIABILITIES:
Long-term debt	44,116	32,161
Other non-current liabilities	1,372,974	1,174,765

Total non-current liabilities	1,417,090	1,206,926

MINORITY INTEREST	980,959	940,963

EQUITY:
Total Shareholders’ equity	1,696,914	1,471,806

TOTAL LIABILITIES AND EQUITY	$8,957,352	$8,013,484